                                                                   Exhibit 10.30

                              EMPLOYMENT AGREEMENT


THIS EMPLOYMENT AGREEMENT, dated as of July 1, 2000 is made and entered into by and between INTERNETSTUDIOS.COM, U.K. LIMITED, a company of 167 Wardour Street, London, registered in England as company number 3929288 (the "Employer"), Robert Maclean an individual (the "Executive") and InternetStudios.com, Inc., a Nevada corporation (the "Corporation").


RECITALS:

         A. Employer desires to employ Executive and Executive desires to perform the duties and obligations hereinafter described for Employer upon the terms and conditions hereinafter set forth.

         B. Employer and Executive have agreed that Executive shall from July 1, 2000 (the "Commencement Date") be employed on the terms of this Agreement.


NOW THEREFORE, in consideration of the mutual covenants and conditions herein contained and their performance, Employer and Executive agree as follows:

1. EMPLOYMENT. Employer hereby employs Executive and Executive agrees to serve Employer in the capacity of Chairman of the board of directors of the Company from time to time (the "Board"), with the duties and, subject to the further terms and conditions of this Agreement, powers customarily associated with such position. Executive shall serve Employer in such other capacity as reasonably within Executive's capabilities as the Board may from time to time resolve and agreed with Executive. Executive shall, during the term of this Agreement, in good faith perform such duties as may be assigned to him by the Board consistent with Executives position and shall implement the policies of Employer and reasonable directions provided by the Board from time to time.

2. EMPLOYMENT TERM. The date of commencement of Executive's employment and continuous employment with Employer is July 1, 2000. The employment shall continue for an initial period of 29 months from the Commencement Date (the "Employment Period") unless earlier terminated by either party in accordance with the provisions of Section 6. The Employment Period may be extended for two
(2) successive one year periods by mutual written agreement of the parties hereto (the "Subsequent Employment Period"). If either party intends not to renew this Agreement upon the expiration of the Employment Period or upon the expiry of the Subsequent Employment Period, then such party shall give to the other party written notice of such intention not less than ninety (90) days prior to the expiration of such Employment Period or Subsequent Employment Period.


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

3. COMPENSATION AND BENEFITS. From and after the date first written above and so long as Executive is employed by Employer and this Agreement is not terminated, Executive shall be entitled to the following compensation and benefits:

         (a) SALARY. Executive shall receive a notional annual salary from Employer of $50,000. Salary shall be paid twice a month in equal installments on or around the 15th day and the last day of the month in accordance with Employers standard payroll practice. If any installment date is a day when the offices of Employer will not ordinarily be open for business then the amount payable on such day shall be paid on or around the last day preceding such day, as the offices of Employer will ordinarily be open for business.

         (b) On each anniversary of the Commencement Date during Executive's employment hereunder or on the date that Executive's employment is terminated, the number of days actually worked by Executive in the preceding year (or part thereof) shall be calculated by the Employer.

         (c) Executive shall be entitled to receive an additional US$1,000 for each day worked (i) in excess of 50 days in that year if a complete year or,
(ii) where employment terminates during the year an additional US$1,000 for each day worked in excess of 50 days per year prorated to the total period of the employment for that year (the "Proportionate Number of Days").

         (d) Where Executive has worked less than 50 days in the preceding year or, where less than a year, has worked less than the Proportionate Number of Days, the Executive shall be required to pay to Employer US$1,000 for each such day less than 50 days or the Proportionate Number of Days as the case maybe.

         (e) In calculating the Proportionate Number of Days the figure calculated shall be rounded down to the nearest whole number.

         (f) Payments due or due to be repaid to Employer by Executive in accordance with the provisions of (b) to (d) above shall be paid or repaid as soon as is reasonably practicable after the relevant anniversary of the Commencement Date or after the employment termination date as the case may be.

         (g) BENEFITS. During the Employment Period and any Subsequent Employment Period, Executive shall be entitled to participate in and enjoy the benefits of any health, life, disability, retirement, pension, profit-sharing, group insurance, or other similar plan or plans which may be instituted by Employer for the benefit of its senior executive employees generally, upon such terms as may be therein provided. Employer will reimburse Executive for expenses of medical, dental and vision insurance covering both Executive and dependents until such date as Employer provides such coverage through an Employer plan.


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         (h) Employer shall, as promptly as practicable and in any event no later than thirty (30) days after the date hereof and continuing thereafter during the Employment Period and any Subsequent Employment Period, procure and maintain at its expense term insurance upon the life of the Executive of the amount of $1,500,000 payable to such beneficiary or beneficiaries as the Executive shall designate from time to time in writing to Employer and such insurance carrier, and in the absence of such designation, to his estate.

         (i) Employer shall reimburse Executive for expenses incurred relating to legal and tax advice provided to Executive by a tax attorney or accountant for the purposes of concluding on contracts and documents by and between Employer and Executive.

         (j) BONUS. In addition to Executives salary, Employer may grant to Executive an annual bonus or bonuses as further compensation and in special recognition of Executive's services to Employer. Any such bonus or bonuses may be granted at the sole discretion of the Board and at such times and in such manner as the Board may deem appropriate.

         (k) STOCK OPTIONS GRANT. Promptly following the execution of this Agreement and subject to the approval of the Board of Directors and the stockholders of the Corporation the Corporation will grant Executive pursuant to Corporation's 1999 Stock Incentive Plan (U.S.) or 1999 Stock Incentive Plan (Non-U.S.) (the "Plans"), as applicable, a stock option (the "Option") to purchase 175,000 shares of Corporation's Common Stock, subject to the terms and conditions stated in the stock option agreement relating thereto at an exercise price of $5.00 per share.

         (l) VACATIONS. Executive shall be entitled to public holidays and shall receive vacation in accordance with Employer's vacation policy for employees as established by the President from time to time provided that in no event shall Executive receive less than twenty (20) days (including public holidays) of paid vacation annually, pro-rated to the number of days actually worked by Executive in any calendar year. Subject to the preceding sentence, as a senior executive of Employer, Executive shall be entitled to customary flexibility in using such vacation time without strict regard to actual accrual of vacation. Vacation entitlement in the year in which Executive's employment commences or terminates shall be proportionate to the period of service during such year and Executive shall be paid in lieu of any entitlement not taken at the date of termination, any payment in excess of vacation accrued due being deducted from the final payment of the base salary. Executive shall also be entitled to all additional paid holidays given to Employer's senior executive officers.

         (m) EXPENSES. In addition to the base salary provided in Section 3(a) above, Executive shall be entitled to reimbursement for necessary and reasonable business expenses properly incurred in connection with the performance of his duties hereunder pursuant to procedures and policies adopted by the President.


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         (n) OPTION TO PURCHASE COMMON SHARES. Employer intends to institute an employee stock option plan. If Executive is granted participation in such plan, any extinction of any rights or benefits under the plan by reason of any transfer of her employment or its termination, howsoever arising, shall not form part of any claim for damages for breach of this Employment Agreement or compensation for unfair dismissal and the effect of any such transfer, suspension or termination on Executive's rights or benefits under the plan shall be determined in accordance with the rules, terms and conditions of the plan and not in accordance with the provisions (other than this Clause) of this Employment Agreement.

         (o) Employer shall be entitled pursuant to Part II of the Employment Rights Act 1996 (as amended), at any time during the employment and upon its termination (howsoever arising), to deduct from salary or any other sums owing to Executive under this Agreement, any sums owed by Executive to Employer.

         (p) There is currently no pension scheme in force in relation to the employment and similarly a contracting out certificate issued under Section 7 of the Pension Schemes Act 1993 is not in force in relation to the employment.

4. OTHER OBLIGATIONS OF EMPLOYER. The Employer shall provide for Executive work space, equipment and supplies generally reasonable and sufficient for performance of the duties of Executive hereunder.

5. DUTIES. Executive shall be based at Employer's offices at 167 Wardour Street, London or such other location as determined by Employer providing it is within Greater London. Executive shall: (i) during business hours and such other hours as may be necessary to perform his duties to the reasonable satisfaction of Employer, faithfully devote full-time attention, skill and ability to discharge his duties for 50 working days each year of the Employment Period or any Subsequent Employment Period such days to be agreed in advance with the Board,
(ii) use best efforts to promote and protect the interests of Employer, (iii) comply with all reasonable and lawful instructions that the Board give from time to time consistent with Executive's position, and (iv) provide information and assistance as reasonably requested by the Board.

6. TERMINATION AND SEVERANCE. Termination. Executive's employment hereunder may be terminated prior to the expiration of the Employment Period or any Subsequent Employment Period only as follows:

         (a) Automatically in the event of the death of Executive;

         (b) At the option of Employer, in the event of the Permanent Disability (as defined below) of Executive, by not less than 13 weeks' written notice to Executive or Executive's personal representative provided that Employer shall not do so unless it has procured payments of benefits under Employer's permanent health insurance scheme referred to in Clause 3(g) above for the period of Permanent Disability or until such benefit would, apart from such termination, have cease to be payable had the employment


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continued. As used herein, and subject to applicable law, the term "Permanent
Disability" shall mean a physical or mental incapacity or disability which renders Executive unable substantially to render the services required hereunder without a reasonable accommodation for a period of one hundred twenty (120) consecutive days, as certified by either Executive's attending physician or a licensed physician retained by Employer for the purposes of making such determination;

         (c) At the option of Employer, summarily by written notice to Executive so that Executive shall have no claim for damages or otherwise against Employer (but without prejudice to any other remedy or remedies which it may have against Executive) upon the occurrence of any one or more of the following events:

                  (i) any action by Executive constituting malfeasance, fraud, embezzlement or dishonesty in the course of Executive's employment hereunder or any other action which seriously affects his ability to discharge his duties as Chairman of Employer;

                  (ii) any conviction of any criminal offence or guilty plea (other than an offence under road traffic legislation in the United Kingdom for which a penalty other than imprisonment is imposed);

                  (iii) gross neglect or willful refusal by Executive to perform Executive's duties hereunder for a period of ten (10) days following notice thereof by Employer;

                  (iv) failure or refusal by Executive to comply with any valid and legal directive of the Board consistent with Executive's position hereunder;

                  (v) a breach by Executive of any material obligation under this Agreement, if such breach is not curable or, if curable, is not cured within thirty (30) days after written notice thereof by Employer to Executive;

                  (vi) any action or conduct of Executive which brings the reputation of Employer and/or any other company within the Group into serious question or disrepute;

                  (vii) Executive becoming the subject of a bankruptcy order or an interim order under the Insolvency Act 1986 or under Employer Director's Disqualification Act 1986; or

                  (viii) Executive becoming a patient for the purposes of Part VII of the Mental Health Act 1983.


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         (d) At the option of Executive, by written notice to Employer at any time upon the occurrence of any of the following events unless, in the case of subsections (i) or (ii) the event occurs with Executive's express prior written consent:

                  (i) Employer's assignment to Executive of any duties, responsibilities or status with Employer that, when compared to Executive's duties, responsibilities and status with Employer immediately prior thereto, are degrading to Executive or inconsistent with Executive's qualifications;

                  (ii) Executive's relocation other than in accordance with
         Section 5 of this Agreement;

                  (iii) within one hundred twenty (120) days after the occurrence of a material breach of any material obligation under this Agreement by Employer if such breach is not curable or, if curable, is not cured within ninety (90) days after written notice thereof by Executive to Employer; or

                  (iv) within thirty (30) days if Employer shall have failed to pay Executive the Salary in accordance with Section 3 and such failure shall not have been cured within thirty (30) days of such failure.

         (e) Employer may terminate this Agreement at any time without cause, subject to Employer's obligations under Section 7(c).

7. SEVERANCE COMPENSATION UPON TERMINATION.

         (a) In the event of Employer's termination of Executive's employment hereunder prior to the expiration of the Employment Period or any Subsequent Employment Period for any reason, Employer shall have no liability or obligation to Executive other than as specifically set forth in this Section 7.

         (b) Upon the termination by Employer of Executive's employment hereunder pursuant to Section 6(a), 6(b), or 6(c), or the termination by Executive of Executive's employment hereunder for any reason other than as set forth in Section 6(d) or by expiry of the Employment Period or Subsequent Employment Period, Executive shall not be entitled to severance compensation; provided, however, Executive (or Executive's heirs or legal representatives) shall be entitled to receive any and all other benefits to which Executive shall be entitled pursuant to the terms of any employee benefit plans or other agreements of Employer in which Executive is a participant or to which Executive is a party.

         (c) Upon the termination of Executive's employment hereunder either by Employer for any reason other than by expiry of the Employment Period or any Subsequent Employment Period or pursuant to Sections 6(a), 6(b) or 6(c), including, without limitation, pursuant to Section 6(e), or by Executive pursuant to Section 6(d), then the following shall apply as severance compensation in lieu of any further notional


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salary payments to Executive and the continuation of any Company paid benefits for periods subsequent to the date of the termination of Executive's employment (the "Date of Termination") up to the end of the Employment Period or any Subsequent Employment Period:

                  (i) Executive shall be entitled to receive a lump sum severance payment equal to one and one half times Executive's salary in effect on the Date of Termination;

                  (ii) Executive shall receive any accrued and unpaid vacation pay or other benefits to which Executive has become entitled prior to the Date of Termination; and

                  (iii) Executive shall receive any accrued and unpaid Bonus to which Executive has become entitled to prior to the Date of Termination.

                  (iv) all of Executive's stock options with respect to Employer's stock shall become immediately and fully exercisable and shall continue to be exercisable pursuant to their terms and the terms of the applicable stock option plan.

         (d) For the avoidance of doubt, if Executive is paid the severance compensation provided for in this Section 7, he shall not be entitled to any additional payment in respect of vacation which would otherwise have accrued during the remaining period of the Employment Period or any subsequent Employment Period.

         (e) The severance compensation provided for in this Section 7 shall be paid in a lump sum eight (8) days after Executive signs and returns to Employer
(i) a Confidential Severance Agreement in the form of Exhibit "A" hereto ("Severance Agreement"). In consideration of the payments provided for in this Agreement, Executive expressly waives any rights under any formal or informal, written or unwritten, severance policy, severance program or severance plan that would otherwise provide benefits or payments to Executive because of Executive's termination of employment with Employer and Executive agrees to accept the severance compensation provided for in this Section 7 in full and final settlement of any claim which he might otherwise have against Employer or the Corporation in relation to his employment including any claim for unfair dismissal and including any claim in relation to stock or stock option rights or benefits (save any right of acceleration of exercise of an option pursuant to the relevant stock option plan or agreement). Executive understands that all payments made by Employer under this Agreement may be subject to deductions in respect of income tax and national insurance contributions.

         (f) Upon the termination of Executive's employment hereunder for any reason, Executive shall immediately surrender to Employer all notes, data, sketches, drawings, manuals, documents, records, data bases, programs, blueprints, memoranda, specifications, customer lists, financial reports, equipment and all other physical forms of expression incorporating or containing any Confidential Information (as defined in


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Section 8 hereof), it being distinctly understood that all such writings, physical forms of expression and other things are exclusive property of Employer. Executive shall also, upon the request of Employer, immediately resign from any offices or appointments held by her in or on behalf of Employer and any other companies within the Group.

8. CONFIDENTIALITY.

         (a) Executive acknowledges that as an employee of Employer he will acquire information about the business and affairs of Employer, some of which will include trade secrets, intellectual property and other confidential or proprietary information ("Confidential Information") concerning Employer, including but not limited to:

                  (i) services, products, processes, techniques, and operating capabilities;

                  (ii) trade secrets and know-how;

                  (iii) financial, sales and marketing information;

                  (iv) customer names, addresses and contacts; and

                  (v) development(s) (as defined below).

         (b) For the purpose of this Agreement, "Development" or "Developments" includes without limitation all:

                  (i) trademarks, trade names, logos, design marks and other proprietary marks; and

                  (ii) inventions, devices, discoveries, concepts, ideas, formulae, know how, processes, techniques, systems, methods and any and all improvements, enhancements and modifications thereto, whether patented or not;

developed, created, generated, contributed to or produced by practice by Executive alone or jointly with others during his contract with Employer and which results from tasks assigned to Executive by Employer or which results from the use of the premises or property (including equipment, supplies, or Confidential Information) owned, leased, or licensed by Employer which reasonably relates to the business.

         (c) Executive acknowledges that the Confidential Information could be used to the detriment of Employer. Accordingly, Executive agrees not to disclose any Confidential Information to any third party other than:

                  (i) Confidential Information that is generally available to the public at the time of such disclosure or use, other than by breach of this Agreement;


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                  (ii) Confidential Information that is required to be disclosed by law;

                  (iii) Confidential Information which may be disclosed with the express written consent of the President; or

                  (iv) Confidential Information that is required to be disclosed in the course of the contract for the purpose of better informing Employer's other consultants, employees, suppliers, and customers of the requirements and products of Employer on a need to know basis.

         (d) Executive agrees that Executive will not acquire any right, title, or interest in or to the Confidential Information, all of such right, title, and interest being owned by Employer.

9. SICKNESS AND SICK PAY

         (a) In the event of Executive suffering from prolonged or recurrent illness or serious injury, Executive must at Employer's expense, if requested, undergo a medical examination by a registered medical practitioner appointed by Employer whose report will be given to the Board and may be used to assist Employer in determining whether or not Executive's employment should be terminated by reason of incapacity.

         (b) Executive shall, subject to complying with Employer's rules governing notification and evidence of absence by reason of Incapacity (where "Incapacity" means sickness or injury rendering Executive incapable of performing services in accordance with the provisions of this Agreement) for the time being in force be entitled to payment of salary in respect of absence by reason of Incapacity for up to an aggregate of 10 days in any period of 12 consecutive months.

10. COVENANT AGAINST COMPETITION; NON-SOLICITATION. Executive covenants and agrees that:

         (a) During the Non-Compete Period (as hereinafter defined), Executive shall not, directly or indirectly, in any Geographic Area (as hereinafter defined): (i) engage for Executive's own account in any business directly or indirectly competitive with Employer Business (as hereinafter defined); (ii) render any services in any capacity to any person or entity (other than Employer or its Affiliates) engaged in any business directly or indirectly competitive with Employer Business; or (iii) acquire an interest in any person or entity engaged in any business directly or indirectly competitive with Employer Business (other than Employer) as a partner, shareholder, director, officer, employee, principal, manager, member, agent, trustee, consultant or in any other relationship or capacity; provided, however, Executive may own, directly or indirectly, solely as a passive investment, securities of any such entity which are traded on any national securities exchange if Executive (A) is not a controlling person of, or a member of a group which controls, such entity, and
(B) does not, directly or indirectly, own 1% or more of any class of securities of such entity.


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         (b) During the Non-Compete Period, Executive shall not, without the prior written consent of Employer, directly or indirectly, knowingly solicit or encourage any employee of Employer or any of its Affiliates to leave the employment of Employer or any of its Affiliates, or solicit any customer, client or account of Employer.

         (c) During any portion of the Non-Compete Period during which Executive is not employed by Employer, Executive shall not, in any Geographic Area, directly or indirectly, knowingly solicit or encourage any customer or client of Employer to engage the services of Executive or any person or entity (other than Employer) in which Executive is a partner, shareholder, director, officer, employee, principal, member, manager, agent, trustee, consultant or engaged in any other relationship or capacity.

         (d) If any provision of Section 8 or 9 (the "Restrictive Covenants") are held to be unenforceable because of the scope, duration, area of its applicability or otherwise, it is the intention of the parties that the court making such determination shall modify such scope, duration or area, or all of them, and that such provision shall then be applicable in such modified form. Executive hereby waives any and all right to attack the validity of the Restrictive Covenants on the grounds of breadth of their geographic scope or the length of their term.

         (e) As used herein:

                  (i) "Affiliate" shall mean any entity directly or indirectly controlling, controlled by, or under common control with Employer and any entity in which Employer is a general partner, member, manager or holder of greater than a 10% common equity, partnership or membership interest.

                  (ii) "Employer Business" shall mean the business of Employer at the time a violation of this Section 9 is alleged to occur or, if such alleged occurrence is after Executive's employment is terminated, the business of Employer at the time such employment terminates.

                  (iii) "Geographic Area" shall mean the world.

                  (iv) "Non-Compete Period" shall mean the period during which Executive is employed by Employer and for an additional period of one year following the termination of Executive's employment with Employer.

11. DISCIPLINE AND GRIEVANCE

         (a) If Executive shall have a grievance relating to his employment with Employer or is dissatisfied with any disciplinary decision relating to him he may apply to the President of Employer and his application will be dealt with by the Board at a meeting at which Executive shall be entitled to be present. Further details of Employer's


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

grievance procedure which does not form part of Executive's contract of employment, will be provided to Executive separately.

         (b) A copy of Employer's disciplinary procedure will be provided to Executive separately. The disciplinary procedure does not form part of Executive's contract of employment with Employer.

         (c) Employer may at any time, by written notice given by Employer, suspend Executive on full remuneration for the purpose of investigating any misconduct or neglect alleged against Executive for such period as may reasonably be required (but not exceeding one month) and during any such period Executive shall not, except with consent in writing of Employer, attend at the premises of Employer or contact any other employee of Employer or any customer or supplier of Employer at any time and for such period as Employer thinks fit.

12. GENERAL PROVISIONS.

         (a) INTERPRETATION. For the purposes of this Agreement, except as otherwise provided:

                  (i) "this Agreement" means this Agreement as it may from time to time be supplemented or amended and in effect; and

                  (ii) the singular of any term includes the plural, and vice versa, the use of any term is equally applicable to any gender and, where applicable, a body corporate, the word "or" is not exclusive and the word "including" is not limiting whether or not non-limiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto.

         (b) NOTICES. All notices and other communications hereunder shall be in writing and, unless otherwise provided herein, shall be deemed to have been duly given if delivered, mailed or sent by facsimile:

                  (i) If to Employer at 167 Wardour Street, London, England, W1V3TA

                  (ii) If to Executive at Old Peans Barns, Brightling Road, Robertsbridge, East Sussex, TN32 5EJ

         (c) ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof, and no changes in, additions to or modifications of this Agreement shall be valid unless set forth in writing and signed by each of the parties.

         (d) INDEMNIFICATION TO EXECUTIVE. Employer shall, to the maximum extent permitted by law, indemnify the Executive against expenses (including reasonable attorney's fees, judgments, fines, settlements and other amounts actually and reasonably


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incurred) in connection with any proceedings arising by reason of the fact that the Executive is or was an officer, consultant, representative, or agent of Employer and was performing his duties in accordance with this Agreement or was acting in accordance with the directions of the Board; provided however, that Employer shall have no obligation to indemnify the Executive for such expenses, judgments, fines, settlements or other amounts which are finally judicially determined to have resulted from illegal, bad faith or knowingly fraudulent conduct on the part of the Executive or the Executive's knowing and intentional violation of third party rights. Employer shall advance to the Executive the expenses incurred in defending any such proceedings to the maximum extent provided by law; provided however, that the Executive is not entitled to indemnification in accordance with the preceding sentence. Employer's obligations under this Section shall not cease upon termination of this Agreement.

         (e) LEGAL FEES. In the event that any legal action is required to enforce Executive's rights under this Agreement, Executive, if the prevailing party, shall be entitled to recover from Employer any expenses for attorneys' fees and disbursements reasonably incurred by Executive.

         (e) SUPERCEDES PRIOR AGREEMENTS. This Agreement supercedes all prior employment agreements, understandings, oral or written, between Employer, its shareholders and Executive.

         (f) GUARANTEE. In consideration of Executive entering into this Agreement, the Corporation hereby undertakes, agrees and covenants with the Executive that it will procure that Employer will in all respects observe, perform and comply with the obligations as employer under this Agreement and agrees to indemnify Executive against all loss, damage, cost and expenses suffered or arising as a result of any failure by Employer to observe, perform or comply with its obligations.

         (g) CAPTIONS. The captions used in this Agreement are intended solely for convenience of reference and shall not in any manner amplify, limit, modify or otherwise be used in the construction or interpretation of any of the provisions hereof.

         (h) SEVERABILITY. If any term of this Agreement or any application thereof shall be invalid, illegal or unenforceable in any respect, the validity, legality, and enforceability of the remaining terms contained herein and any other application of said terms shall not in any way be affected or impaired thereby.

         (i) APPLICABLE LAW. This Agreement shall be construed and enforced with and governed by the laws of England and Wales and, for the benefit of Employer, Executive hereby submits to the jurisdiction of the courts of England and Wales.


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IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date first written above.


SIGNED BY
         ----------------------------
for and on behalf of
InternetStudios.com, U.K. Ltd.


SIGNED BY
         ----------------------------
for and on behalf of
InternetStudios.com, Inc.


SIGNED BY
         ----------------------------
              Robert Maclean


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EXHIBIT "A"

CONFIDENTIAL SEVERANCE AGREEMENT

         This CONFIDENTIAL SEVERANCE AGREEMENT ("Agreement") is made in England by and between _____________ ("Executive"), INTERNETSTUDIOS.COM U.K. LIMITED, a company of 167 Wardour registered in England with registered number 3929288 (the "Company") and INTERNETSTUDIOS.COM, INC., a Nevada corporation (the " Corporation").

RECITALS

A.       Executive has been employed by the Company.

B. The Company, the Corporation and Executive are parties to that certain Service Agreement, dated ___________, 2000(the "Service Agreement"). Executive's employment with the Company has been terminated under circumstances which entitle Executive to receive certain severance compensation pursuant to Section 7 of the Service Agreement (the "Severance Compensation").

C. Pursuant to Section 7(e) of the Service Agreement, payment of the Severance Compensation is conditioned upon the execution of this Agreement by Executive.

AGREEMENT

         NOW, THEREFORE, in consideration of the premises and the mutual agreements, covenants, and provisions contained in this Agreement, the parties agree and declare as follows:

         1. TERMINATION OF EMPLOYMENT. Executive's employment with the Company is terminated effective end of day, ________________. The parties acknowledge and agree that Executive shall not be an employee of the Company after this date, notwithstanding Executive's continued receipt of certain sums as described in the Service Agreement.

         2. WAIVER AND RELEASE OF CLAIMS. In consideration of the payment of the Severance Compensation, Executive waives and releases all of Executive's existing rights to, any relief of any kind from the Company, the Corporation, their affiliates, subsidiaries, parent corporations, divisions, directors, officers, shareholders, employees, agents, attorneys, successors, and assigns (collectively, the "Employer"), including, without limitation, all claims, demands, liabilities, obligations, causes, and causes of action of whatever kind or nature, whether known or unknown, past or present, suspected or unsuspected, including, without limitation, those that arise out of or that relate to:
Executive's employment with the Company; the termination of Executive's employment with the Company; all statements or actions of the Employer; and, other than claims with respect to the Severance Compensation, all claims for wages, stock, stock options, or other rights with respect to equity securities of the Company, severance pay, compensation, legal fees, liquidated damages, punitive damages, costs, expense reimbursements, and disbursements (collectively "Claims").

         3. MUTUAL CONFIDENTIALITY.

                  a. GENERAL STANDARD. The parties intend that the terms and conditions upon which this matter has been settled, including the provisions of this Agreement ("Confidential Information"), will be forever treated as confidential. Executive and the Company will not disclose Confidential Information to any person or entity at any time, except as provided herein.

                  b. EXCEPTIONS.

                  (1) It will not be a violation of this Agreement for Executive to disclose Confidential Information to Executive's legal advisors , spouse, accountants, or tax planners, provided that if Executive discloses Confidential Information to any such person, Executive must simultaneously inform that person that the person must keep the information strictly confidential and that the person may not disclose the information to any other person without the advance written consent of Executive and the Company. Any disclosure of Confidential Information by any such person will be considered a disclosure by Executive.

                  (2) It will not be a violation of this Agreement for the Company to disclose Confidential Information to its attorneys, auditors, insurers, accountants, tax planners, or its affiliates, divisions, directors, officers, shareholders, employees, representatives, other agents who have a legitimate reason to obtain Confidential Information in the course of performing their duties or responsibilities for the Company, others in connection with the Company's business, as required by law, and to the extent the Company deems such disclosure necessary or advisable in connection with it disclosures or reports or under applicable securities laws, other laws, and accounting principles.

                  (3) It will not be a violation of this Agreement for a party to give truthful testimony in response to direct questions asked pursuant to an enforceable court order obtained after providing notice to the other party, which order pays due regard to the concerns for confidentiality expressed by the parties herein.

         4. NON-DISPARAGEMENT. Executive and the Company will not disparage, defame, or besmirch the reputation, character, image or services of the other or of the Company's affiliates, divisions, parent corporations, directors, officers, shareholders, employees or agents.

         5. CLAIMS INVOLVING THE COMPANY. Executive will not recommend or suggest to any potential claimants or plaintiffs or their attorneys or agents that they initiate claims or lawsuits against the Company or any of its affiliates, divisions, parent corporations, directors, officers, shareholders, employees, agents, successors, or assigns, nor will Executive voluntarily aid, assist or cooperate with any such claims, or lawsuits; provided, however, that this paragraph will not be construed to prevent Executive from giving truthful testimony in response to direct questions asked pursuant to a lawful subpoena during any future legal proceedings.

         6. TIME TO CONSIDER AGREEMENT. Executive understands that Executive may take twenty-one (21) calendar days to decide whether to sign this Agreement.

         7. EXPIRATION OF OFFER. The Company's offer to Executive that is reflected in this Agreement shall expire at 5:00 P.M. ON ____________, unless Executive executes the Agreement and the Company receives it prior to that time, or unless the Company revokes the offer prior to Executive's acceptance.

         8. FULL COMPENSATION. The payments made and the other consideration provided under the Service Agreement constitute full compensation for and extinguish all of Executive's Claims including, but not limited to, all Claims for legal fees, costs, and disbursements, and all Claims for any type of legal or equitable relief. Executive acknowledges that Executive has been paid all wages and other compensation to which he or she was or is entitled to.

         9. RETURN OF COMPANY PROPERTY. Executive agrees to promptly return to the Company all property that belongs to the Company, including without limitation all equipment, supplies, documents, files, computer disks, and Executive agrees to remove from any personal computer all data files containing Company information and return to the Company.

         10. CONFIDENTIALITY AGREEMENT. Executive hereby reaffirms Executive's obligations and commitments contained in the Service Agreement and any Employment Agreement and Invention and Non-Disclosure Agreements that Executive executed.

         11. NO ADMISSION OF WRONGDOING. This Agreement does not constitute an admission that any person or entity violated any law, or that any person or entity engaged in any improper or unlawful conduct or wrongdoing. Executive will not characterize this Agreement or the payment of any money or other consideration in accord with the Service Agreement as an admission or indication that any person or entity engaged in any improper or unlawful conduct or wrongdoing.

         12. ACKNOWLEDGMENT OF UNDERSTANDING. Executive acknowledges that the Company has advised Executive to consult with Executive's legal advisors prior to executing this Agreement. Executive further acknowledges that Executive has had a full opportunity to consider this Agreement, that Executive has had a full opportunity to ask any questions that Executive may have concerning this Agreement, and that in deciding whether to sign this Agreement, Executive has not relied upon any statements made by the Company or its legal advisors, other than the statements made in this Agreement. Executive further acknowledges that Executive has read and understands the contents of this Agreement and that Executive executes this Agreement knowingly and voluntarily and with the opportunity to obtain independent legal advice of Executive's own choice.

         13. AUTHORITY. Executive represents and warrants that Executive has the authority to enter into this Agreement, and that Executive has not assigned any Claims to any person or entity.

         14. INVALIDITY. In the event that a court of competent jurisdiction determines that any provision of this Agreement is invalid, illegal, or unenforceable in any respect, such a determination will not affect the validity, legality, or enforceability of the remaining provisions of this Agreement, and the remaining provisions of this Agreement will continue to be valid and enforceable.

         15. SUCCESSORS AND ASSIGNS. This Agreement will be binding upon and inure to the benefit of the parties and their respective heirs, representatives, successors, and assigns.

         16. ENTIRE AGREEMENT. This Agreement and the Service Agreement represent the entire agreement of the parties with respect to their subject matters, and this Agreement and the Service Agreement supersede any agreement(s) previously entered into with respect to the subject matters hereof and thereof, except where expressly specified herein or therein. Neither party has made any representations, warranties, inducements or oral agreements except as expressly set forth herein and therein. The parties may not change, modify, or rescind this Agreement except in a writing, signed by both parties. Any attempt at oral modification of this Agreement shall be void and of no effect.

         17. HEADINGS. The descriptive headings of the paragraphs and subparagraphs of this Agreement are intended for convenience only, and do not constitute parts of this Agreement.

         18. COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

         19. GOVERNING LAW. This Agreement will be construed in accord with, and any dispute or controversy arising from any breach of this Agreement will be governed by, the laws of England and Wales. In the event of any judicial proceeding to enforce any provision of this Agreement, the prevailing party shall recover its reasonable legal fees, expenses, and cost of investigation.

IN WITNESS WHEREOF, the parties have executed this Agreement on the dates indicated at their respective signatures below.


DATED this __________ day of, _____ 20[  ].      EXECUTIVE



                                                 ------------------------------



DATED this __________ day of, ______ 20[  ]      INTERNETSTUDIOS.COM,

                                                 U.K. LTD


                                                 By:
                                                    ----------------------------
                                                 Its:
                                                     ---------------------------


DATED this __________ day of, ______ 20[  ]      INTERNETSTUDIOS.COM, INC.


                                                 By:
                                                    ----------------------------
                                                 Its:
                                                     ---------------------------